Exhibit 10.1

                               SERVICES AGREEMENT

THE PARTIES TO THIS AGREEMENT ARE:

The Provider : "Interups Inc"
2360 Corporate Circle Suite 400,
Henderson NV 89074-7722
Tel: (718)717-2607

THE PROVIDER IS ENGAGED IN THE BUSINESS OF OFFERING VOUCHERS FROM VARIOUS MERCHANT FOR SALE THROUGH PROVIDER WEB SITE.

The Merchant: "SIA Olira"
K . Valdemara Street 97, Riga, Latvia, LV-1013
Tel +371 29714236

THE MERCHANT WISHES TO OFFER ITS PRODUCTS OR SERVICES THROUGH PROVIDER WEB SITE.

PROVIDER AND MERCHANT AGREE TO FOLLOW AND BE BOUND BY THESE TERMS AND
CONDITIONS.

1. COMPENSATION FOR SELLING THE VOUCHERS FOR MERCHANT ACCORDING THIS AGREEMENT WILL BE:
The Provider will retain Provider Commission which is one -half (1/2) of proceed of the Vouchers sales. Voucher means discounted coupons for Merchant discounted products or services to be offered on Provider web site. Merchant should supply Provider with details, specifications of the Voucher. Duration of the Voucher offering on Provider web site will not be exceeded 7(seven) days.

2. PROVIDER RESPONSIBILITIES:
Provider will offer and promote the Merchant product or services through web site. Provider will endeavor to notify Merchant in advance of the Voucher offering, however, Provider does not guarantee that it will provide advance notice of time when Voucher will be available on Provider web site.
Provider will issue each purchaser of the Merchant Product or Services a numbered voucher for each purchase. Within one business day following the end of the Voucher offering Provider will provide Merchant with the names of all persons having the right to redeem the Vouchers and the corresponding Voucher numbers.

The Provider will retain one -half of proceed of the total Vouchers sales. Provider will remit the rest as payment to Merchant within sixty days after the last day of Voucher sale.

3. MERCHANT RESPONSIBILITIES:
Merchant warrants that it will honor and accept the Voucher sale price and Voucher expiration Date at Provider web site.

Merchant acknowledge that aware that in some jurisdiction may be required by law to accept Vouchers beyond their Expiration Date.

In the event that Merchant ceases business operations before any payment from the Provider, the Merchant, its successor and assigns forfeit any right for such payments.
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All payments of sale tax and use tax related to the products or services of
Merchant offered in the Voucher shall be Merchant responsibility.

Merchant warrants that it owns or validly possesses the sole or exclusive rights or licenses to use any form of intellectual property including but not limited to copyrights, trade names and trademarks that Merchant provide to Provider.

Merchant will be asked to provide a logo, photograph, or other marketing materials to be used in Provider web site. Merchant hereby grants Provider a nonexclusive worldwide license to reproduce, use, display, perform, distribute to promote Merchant product/services at Provider website.

In the event Provider has received a substantial number of customer complaints or requests for refunds, as determined in its discretion, Provider may hold-back up to a third of the Merchant Payment until the parties have reached a mutually acceptable plan for resolving the complaints.

4. REFUNDS:
Merchant agrees that Provider shall have the right to refund the Voucher price to any Purchaser who is dissatisfied with the experience of scheduling and using the Merchant Product. In case of refund will also return Provider Comission to the Merchant.

5. MUTUAL REPRESENTATIONS AND WARRANTIES:
Merchant and Provider represent and warrants throughout the Term that: (a) Each has the right, power and authority to enter into this Agreement; (b) Each is registered for sales and use tax collection purposes in the state of its incorporation or formation; (c) The product or service, upon being sold via Provider web site shall be available immediately for redemption by the purchaser; (d) the terms and conditions of the Product or Service sale, including any discounts or goods and services offered thereunder, comply with all, and do not and will not violate any, local, state or federal law, statute, rule, regulation, or order ("Laws"), including but not limited to, any Laws governing Products, gift cards, coupons, and/or gift certificates; (e) the Products and any advertising or promotion of Merchant's products and services relating thereto will not constitute false, deceptive or unfair advertising or disparagement under any applicable Laws;

6. MERCHANT INDEMNITY:
Merchant agrees to defend, indemnify and hold Provider, its affiliated and related entities, and any of their officers, directors, agents and employees, harmless from and against any claims, lawsuits, investigations, penalties, damages, losses or expenses (including but not limited to attorney's fees and costs) arising out of or relating to any of the following: (a) any breach or alleged breach by Merchant of this Agreement or the representations and warranties stated in this Agreement; (b) any claim for state sales or use tax obligations ("Taxes") arising from the sale and subsequent redemption of a Product; (c) any claim by any local, state or federal governmental entity for unredeemed Products or unredeemed cash values of Products or any other amounts under any applicable abandoned or unclaimed property or escheat law, including but not limited to any claims for penalties and interest ("Abandoned Property Claims"); or (d) any claim arising out of or relating to the products and services provided by Merchant, including but not limited to, any claims for false advertising, product defects, personal injury, death, or property damages.

7. TERM AND TERMINATION:
This Agreement shall continue in effect for the longer of one (1) year following the Effective Date or the last date when a customer of Provider purchases a product offered by Merchant through the Provider website. Provider may terminate this Agreement at any time for any reason by giving the Merchant written notice of such termination. Provider will terminate Merchant for any repeat copyright

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infringement activity. The expiration of the Term shall not in any way affect the purchaser's usage of the product or service, or Merchant's obligation to honor the terms of the sale. Upon execution of the Agreement, Merchant agrees that Merchant will not promote an online offer with respect to the products or services described in this Agreement of similar or greater value for a period up to 90 days from the Effective Date, plus a minimum of 90 days following the Merchant's date of feature on the Provider website.

8. LIMITATION OF LIABILITY:
EXCEPT FOR INDEMNIFICATION OBLIGATIONS HEREUNDER, IN NO EVENT SHALL EITHER PARTY BE LIABLE OR OBLIGATED TO THE OTHER PARTY OR ANY THIRD PARTY IN ANY MANNER FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE, OR INDIRECT DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF INFORMED OF THE POSSIBILITY OF ANY SUCH DAMAGES IN ADVANCE.

9. WARRANTY DISCLAIMER:
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. MERCHANT DOES NOT WARRANT OR GUARANTEE THAT THE SERVICES OFFERED ON OR THROUGH THE WEBSITE SHALL BE UNINTERRUPTED OR ERROR-FREE, THAT THE PRODUCTS WILL BE ERROR-FREE OR THAT ANY ERRORS, OMISSIONS OR MISPLACEMENTS IN THE PRODUCT WILL BE CORRECTED, OR THAT PRODUCTS WILL RESULT IN ANY REVENUE OR PROFIT FOR MERCHANT.

10. OTHER:
The Parties are independent contractors. Nothing in this Agreement shall be construed to create a joint venture, partnership, franchise, or an agency relationship between the Parties. Neither Party has the authority, without the other Party's prior written approval, to bind or commit the other Party in any way. Merchant may not assign or transfer its rights or obligations under this Agreement, whether by operation of law or otherwise, without Provider prior written consent.

This agreement constitutes the whole agreement between the parties and any alteration must be in writing and signed by both parties.

This Agreement (the "Agreement") is entered into effect this May 17, 2012.


/s/ Romanas Bagdonas
------------------------------------------
Interups Inc ("Provider")/ROMANAS BAGDONAS


/s/ Olga Belkovska
------------------------------------------
SIA Olira ("Merchant")/OLGA BELKOVSKA

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